CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement of our report dated February 3, 2000 relating to the financial statements of NeoSurge Technologies, Inc. and to the reference to our Firm under the caption, "Experts", in this Registration Statement and related Prospectus.



Hein  +  Associates  llp
Houston,  Texas
February  23,  2000

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